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                                                                       Exhibit n

                         Consent of Independent Auditors

     We consent to the incorporation by reference to our report dated November 27, 2002 in the Registration Statement (Form N-2) of the Nuveen Quality Preferred Income Fund 3 filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21242).

                                             /s/ Ernst & Young LLP

Chicago, Illinois
December 19, 2002